Exhibit 99.1

NexMetals Secures Title to Selebi and Selkirk Assets in Botswana

Following Completion of Milestone Payment

Vancouver, British Columbia, December 2, 2025 – NexMetals Mining Corp. (TSXV: NEXM) (Nasdaq: NEXM) (the “Company” or “NEXM”) is pleased to announce that the Company has officially completed the contingent milestone payment of US$25 million to the BCL Liquidator under the Asset Purchase Agreements for the Selebi and Selkirk assets. This payment confirms that NEXM now has unencumbered title to both the Selebi and Selkirk copper, nickel, cobalt and platinum group element (“Cu-Ni-Co-PGE”) assets.

This milestone follows the Company’s recent equity financing, which received strong support from both new and existing institutional investors. The financing strengthened the balance sheet, provided the necessary capital needed to further advance the Company’s plans in Botswana, and enabled completion of this key payment. With this step now finalized, the Company is positioned to move forward with reduced risk while accelerating work programs across both projects.

Morgan Lekstrom, CEO of the Company, commented: “This marks an important turning point for our Company. Completing the payment and securing title to the Selebi and Selkirk assets gives us a clear runway to continue advancing these projects. It represents a major step in our effort to position these assets for long term growth. We appreciate the trust and support of our shareholders throughout this process. It is an encouraging moment for NEXM and a solid foundation for the next phase of development.”

The Company will provide further updates on its upcoming technical and operational programs in the weeks ahead.

About NexMetals Mining Corp.

NexMetals Mining Corp. is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

NexMetals is committed to governance through transparent accountability and open communication within our team and our stakeholders. NexMetals’ team brings extensive experience across the full spectrum of mine discovery and development. Collectively, the team has contributed to dozens of projects, including work on the Company’s Selebi and Selkirk mines. Senior team members each have on average, more than 20 years of experience spanning geology, engineering, operations, and project development.

For further information about NexMetals Mining Corp., please contact:

Morgan Lekstrom

CEO and Director

morganl@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

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Neither the TSX Venture Exchange and its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Nasdaq Stock Market LLC accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking information”) based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward-looking information includes, but is not limited to, statements regarding the expected acceleration and advancement of work programs in Botswana, and the Company’s plans for ongoing project development. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, the risk of unidentified title defects on the Company’s properties in Botswana; changes in equity markets; inflation; fluctuations in commodity prices; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s filings with the U.S. Securities and Exchange Commission on EDGAR (www.sec.gov) and public disclosure record on SEDAR+ (www.sedarplus.com), in each case, under the Company’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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